UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200
San Diego CA  92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

(833) 277-3247

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On January 26, 2021, Grant Mitchell was appointed to the Advisory Board of the registrant.

On March 17, 2021, Peter Sherba was appointed to the Advisory Board of the registrant.

On April 1, 2021, Frank Conci was appointed to the Advisory Board of the registrant.

Dr. Grant Mitchell – Dr. Mitchell is a physician, entrepreneur, and seasoned executive across multiple industries including biotech, fintech, agriculture, and retail. He holds a B.A. in Economics from New York University, an M.D. from the University of Pennsylvania School of Medicine, and an M.B.A. from the Wharton School of Business. During medical school, Dr. Mitchell co-founded AdhereTech, a leading smart pill bottle company that improves medication adherence and monitors clinical trials. After completing his medical degree, he joined McKinsey and Company as a consultant in their Silicon Valley office with a focus on biotechnology. In 2016, Dr. Mitchell moved to McKinsey's London office to help integrate machine learning capabilities across the firm globally. There he led teams that pioneered the use of big data in multiple industries from real-world evidence and clinical trial design to professional sports injury prediction.

After Dr. Mitchell's career at McKinsey and Company, he launched Primordia Biosciences, the largest producer of hemp-derived cannabinoids in California. He currently invests in and consults on early-stage businesses across industries.

Peter Sherba - Peter is an industry leader in the electricity sector having been the driving force behind the growth of Krueger Electric. Bringing over 30 years of electrical expertise, Peter is well known in the industry. His project experience includes airports (including the Prince George Airport), hospital renovations, power plants, grounds facility improvement, school district lighting, agricultural plans, hotel renovations, mall expansions, and working directly with the Ministry of Transportation in both the Northern and Okanagan regions of British Columbia, Canada on electrical contracts. Peter’s areas of expertise include contract negotiation, project planning, estimating, purchasing, legal requirements, quality management and control, crew requirements, new business, and AutoCAD tech. His insight and experience will be invaluable to Astra Energy as it navigates the technical and regulatory landscape of electrical generation in Jamaica.

Frank Conci - Mr. Conci is a seasoned expert with 46 years of experience in the power generating and coal mining industries. Frank attended Rolla school of Engineering at Missouri University where he studied civil engineering. After college, Mr. Conci started his career with Old Ben Coal Company and then Kerr-McGee which later became Murray Energy directing the mechanical and electrical maintenance activities for the surface and underground at the coal mines.

After leaving the coal mining industry Mr. Conci joined the team at Electric Energy Company in Joppa Illinois a six-unit 1086MW coal-fired continuous cycle power plant directing the maintenance and operational activities at the facility. Frank then joined the team at Ameren Illinois a large public utility company with operations in Missouri and Illinois where he was responsible for the compliance, operations, and maintenance of the 69KV to 345KV high voltage bulk power transmission, distribution, substations, transformers, circuit breakers, CCVTs, Las, and CTs for all of Region 6 in Illinois. Mr. Conci is an experienced veteran with a massive knowledge of operations and maintenance of continuous cycle power plants and high voltage 69KV to 345KV bulk transmission and distribution systems.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: April 19, 2021	By:	/s/ Kermit Harris
Kermit Harris
President

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